EXHIBIT 5.1

OPINION OF MORRISON & FOERSTER LLP

March 25, 2011
Pure Bioscience, Inc.
1725 Gillespie Way
El Cajon, CA 92020

Re:           Pure Bioscience - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Pure Bioscience, Inc., a Delaware corporation (the “Company”), in connection with its filing of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (the “Registration Statement”), File No. 333-158555, to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under Rule 414(d) of the Securities Act of 1933, as amended (the “Securities Act”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the issuance and sale from time to time by the Company, on a delayed or continuous basis pursuant to Rule 415 promulgated under the Act, of the following securities not to exceed an aggregate offering price of $15,000,000 in total, in amounts, at prices and on terms to be determined at the time of offering:

(i)	shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

(ii)	shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), in one or more series;

(iii)
warrants to purchase Common Stock, Preferred Stock or any combination thereof (the “Warrants”), which may be issued pursuant to one or more warrant agreements to be entered into between the Company and a warrant agent or agents to be named, which may be sold independently or together with Common Stock and Preferred Stock, and which may be separate from or attached to the Common Stock or Preferred Stock subject to the applicable Warrants;

(v)	units of securities of the Company (the “Units”) composed of any combination of Common Stock, Preferred Stock, and Warrants; and

(vi)
such indeterminate number of shares of Common Stock and Preferred Stock as may be issued upon conversion, exchange or exercise of any Preferred Stock, Warrants or Units, as applicable, and as may be issued as a result of any stock split, stock dividend or similar event (the “Indeterminate Securities”).

The Common Stock, Preferred Stock, Warrants, Units and Indeterminate Securities are herein each individually referred to as an “Offered Security” and collectively referred to as the “Offered Securities.”

The Company is the successor-in-interest of Pure Bioscience, a California corporation (“Pure California”), pursuant to a reincorporation effected by a merger whereby Pure California merged with and into the Company, its wholly owned Delaware subsidiary, with the Company being the surviving corporation to such merger.  As successor-in-interest to Pure California under Rule 414(d) of the Securities Act, the Company expressly adopts the Registration Statement of Pure California as its own registration statement for all purposes of the Securities Act by filing the Post-Effective Amendment to the Registration Statement.

In connection with this opinion, we have examined the Registration Statement and such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.  In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)
the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)
limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Offered Security, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

(iii)
the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

(iv)	the enforceability of provisions of the Offered Securities that purport to establish evidentiary standards or make determinations conclusive or powers absolute;

(v)
we express no opinion as to the enforceability of any choice of law provisions contained in the Offered Securities or the enforceability of any provisions that purport to establish a particular court as the forum for adjudication of any controversy relating to the Offered Securities or that purport to cause any party to waive or alter any right to a trial by jury or that waive objection to jurisdiction;

(vi)	the effect of judicial decisions which may permit the introduction of extrinsic evidence to supplement the terms of the Offered Securities or to aid in the interpretation of the Offered Securities;

(vii)	we express no opinion as to the enforceability of any provision of the Offered Securities which purports to prohibit or restrict a transfer of rights under the Offered Securities;

(viii)	we express no opinion as to the enforceability of any provision of the Offered Securities imposing or which are construed as effectively imposing a penalty;

(ix)
we express no opinion as to the enforceability of any provision of the Offered Securities to the extent it permits any purchaser of a security to set off or apply any deposit, property or indebtedness with respect to any security;

(x)
our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities; and

(xi)
except to the extent encompassed by an opinion set forth below with respect to the Company, the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to any agreement with any law, regulation or order applicable to it or (2) the legal or regulatory status or the nature of the business of any such party.

Based upon and subject to the foregoing, we are of the opinion that:

1.
With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the related prospectus and any and all applicable prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, legally issued, fully paid and nonassessable.

2.
With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the related prospectus and any and all applicable prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, legally issued, fully paid and nonassessable.

3.
With respect to the Warrants issued under the applicable warrant agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable warrant agreement has been duly authorized by the Company and the warrant agent by all necessary corporate action; (iii) the applicable warrant agreement has been duly executed and delivered by the Company and the warrant agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and as described in the Registration Statement, the related prospectus and any and all applicable prospectus supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the warrant agent pursuant to the applicable warrant agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable warrant agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.
With respect to the Units issued under the applicable unit agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable unit agreement has been duly authorized by the Company and the unit agent by all necessary corporate action; (iii) the applicable unit agreement has been duly executed and delivered by the Company and the unit agent; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement and as described in the Registration Statement, the related prospectus and any and all applicable prospectus supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and authenticated by the unit agent pursuant to the applicable unit agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the applicable unit agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of California and the federal laws of the United States of America, as in effect on the date hereof.  We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment to the Registration Statement.  In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP